Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.	Exhibit 10.2

Master Agreement for
Clinical Trials Management Services

This Master Agreement for Clinical Trials Management Services (the “Agreement”) is made and entered into on  September 16, 2009, (the “Effective Date”), by and between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, MA 02139, USA (hereinafter referred to as “Sponsor”) and Pharmaceutical Research Associates, Inc., a Commonwealth of Virginia corporation, together with its Affiliates, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 (hereinafter referred to as “PRA”), both hereinafter referred as "Parties".

PRA is engaged in the business of providing services related to the design, implementation and management of clinical development programs for the pharmaceutical, biotechnology and medical device industries; and

Sponsor desires to engage PRA to perform such services in connection with certain pharmaceutical products under development by or under control of Sponsor;

Therefore, in consideration of the premises and mutual promises and undertakings herein, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound do hereby agree as follows:

1.0	Definitions

a.
Affiliates:  With respect to either party, an Affiliate is any entity that is controlled by, controls, or is under common control with the party named above.  For purposes of this Agreement, Novartis Pharma AG shall not be considered an Affiliate of Idenix.

b.
Amendment: A written specification of changes to a Task Order that is agreed to by the Parties and authorized by signature of each party’s authorized representative(s), in a format substantially similar to Exhibit B attached hereto.

c.	Budget for Services: A component of a Task Order that outlines the estimated cost of the Services based upon the Project Specifications.

d.
Institutional Review Board (“IRB”):  Any board, committee, or other group formally designated by an institution to review, to approve the initiation of, and to conduct periodic review of, biomedical research involving human subjects.  The primary purpose of such review is to assure the protection of the rights and welfare of human subjects.  The term has the same meaning as the phrase institutional review committee, independent ethics committee or ethics committee.

e.	Early Development Services: A Study performed at a facility or external investigative site for Phase I to Phase IIa clinical trials (excluding oncology studies) as designated in a Task Order.

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f.
GCP or Good Clinical Practice: The standard defined in the ICH Harmonised Tripartite Guideline For Good Clinical Practice E6(R1) Current Step 4 version dated 10 June 1996 (including the Post Step 4 corrections) together with, for Services performed in the European Union, such other Good Clinical Practice requirements as are specified in Directive 2001/20/EC of the European Parliament and the Council of 4 April 2001 relating to medicinal products for human use and in guidance published by the European Commission pursuant to such Directive; and for Services performed in other jurisdictions, any analogous laws and/or regulations.

g.	Institution: Any public or private entity or agency or medical or dental facility where clinical trials are conducted.

h.
Investigator(s): A person or persons responsible for the conduct of the clinical trial at a Trial Site. If a trial is conducted by a team of individuals at a Trial Site, the Investigator is the responsible leader of the team and may be called the principal investigator.

i.	Key Personnel: The key PRA personnel assigned to the Services including the Project Manager and others as agreed to by the Parties.

j.	Milestone: An event associated with a specific date, for which a payment will be due, as set out in the Payment Schedule of any Task Order.

k.
Pass-Through Budget: A component of a Task Order that outlines the estimated costs of pass-through expenses for goods and services incurred by PRA on behalf of Sponsor, in connection with the performance of the Services.

l.	Payment Schedule: A component of a Task Order that describes the timing of payments due to be made for Services delivered and pass-through expenses incurred.

m.
PRA Project Manager: The PRA representative assigned to lead the PRA project team, act as the principal liaison between PRA and Sponsor, and provide general oversight in the delivery of Services with regard to a specific Task Order.

n.	Project Schedule: A component of a Task Order that outlines the project milestones, estimated timelines and completion date for the Services based upon the Project Specifications.

o.
Project Specifications: A component of a Task Order that outlines the specific Services to be provided, assumptions used in preparing the Budget for Services, Pass-Through Budget and Project Schedule, and assignment of project-related responsibilities between the Parties.

p.	Services: The services to be provided by PRA and its Subcontractors (if applicable) under this Agreement as specifically outlined in a Task Order or otherwise authorized by Sponsor.

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q.	Study: A clinical trial performed at one or more investigative sites under the supervision of one or more Investigator(s) pursuant to a study protocol.

r.
Subcontractor: An individual or company engaged by PRA to conduct some elements of a Task Order, including without limitation, clinical laboratories, patient recruitment services, interactive voice recognition systems and other services.

s.
Task Order: A written specification of Services to be performed by PRA under this Agreement, including, but not limited to, the Project Specifications, Project Schedule, Contact Information, Budget for Services, Pass-Through Budget, and Payment Schedule.

t.	Trial Site(s): The location(s) where trial-related activities are actually conducted.

2.0	Services

PRA, itself or through one of its Affiliates or Subcontractors (if applicable), will perform the Services as specified in this Agreement and any associated Task Order(s), in accordance with the terms and conditions of this Agreement.  PRA will use reasonable efforts to perform the Services described in any Task Order issued hereunder and to meet all obligations and deadlines described in such Task Orders.  PRA's inability to meet an obligation and/or established deadline for reasons not within the control of PRA, any PRA Affiliate or Subcontractor will not constitute a breach of this Agreement.  The Parties will agree on all Services to be provided and the performance of those Services will be authorized in writing through the execution of a Task Order.  PRA will not begin work on any Services without an executed Task Order authorizing the Services.

2.1	Task Orders

PRA will provide Services as specified in one or more Task Orders, which will be prepared in a format substantially similar to the Form of Task Order, attached hereto as Exhibit A or A-1, as appropriate.  Each Task Order will include detailed information with respect to a specific project, including Project Specifications, Project Schedule, Budget for Services, Pass-Through Budget, Payment Schedule and Designation of Key Personnel.  Task Orders will become effective when signed by an authorized representative of both Parties.

a.
Project Specifications.  The Task Order will provide Project Specifications, which may include without limitation, a description of the study protocol, Trial Sites, subjects, case report forms (“CRFs”), reports and Services to be provided by PRA.  Sponsor agrees that the Project Specifications in each Task Order consist of descriptions, assumptions and assignment of responsibilities provided to PRA by Sponsor and/or agreed to by Sponsor, that PRA has relied upon this information in preparing the timelines and budgets outlined in the Task Order, and that the accuracy and completeness of the Project Specifications are the responsibility of Sponsor.

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b.
Project Schedule.  The Task Order will include major project milestones and target dates for completion of each Milestone.  The Parties agree that the timelines in the Project Schedule are reasonable based upon the Project Specifications.  Sponsor will  make all reasonable efforts to respond fully and promptly to PRA’s requests for information, approvals and other actions, which are reasonably necessary for PRA’s completion of the Services as outlined in the Project Schedule.  Sponsor agrees that any failure to respond to such requests from PRA, which results in delay or contributes in any material way to the failure of PRA to meet the timelines specified within the Project Schedule, may result in changes to the Task Order that are reasonably related to the delay, with a corresponding impact on the Project Schedule and Budget for Services which will be documented in accordance with Section 2.2 below.

c.
Budget for Services.  Each Task Order will include a Budget for the Services to be performed by PRA and will include, without limitation, the costs related to the Services to be provided.  PRA will not exceed the total cost outlined in the Budget for Services without the prior approval of Sponsor, unless specifically authorized by an Amendment, as set out in Section 2.2 below.  Sponsor agrees that the Budget for Services presented in each Task Order is an estimate based upon the Project Specifications and Project Schedule.  Any changes to the Project Specifications, including without limitation, a request by Sponsor for compression of the timelines or extensions of the timelines for any reason, may result in changes to the Task Order, which will be documented in accordance with Section 2.2 below.

d.
Pass-Through Budget.  Each Task Order may include a Pass-Through Budget, which will contain an estimate of anticipated pass-through expenses to be incurred on Sponsor’s behalf in connection with performance of the Services.  Sponsor agrees that the Pass-Through Budget contains an estimate based on the Project Specifications, the Project Schedule, and information supplied by third party suppliers, and that such costs cannot be predicted with complete certainty at the outset of a Study.  Sponsor will reimburse all of PRA’s actual direct costs for pass-through expenses incurred in performance of the Services, in accordance with Section 3.4 below.  Amounts included in the Pass-Through Budget for any Task Order will not include social taxes or other amounts which may be due and payable by PRA to local governmental authorities as a consequence of making payments to Investigators, since these costs cannot be predicted at the outset of a Study. Sponsor will be notified of all such taxes when assessed, and will be responsible for all such amounts payable in the same manner as the investigator fees.  PRA will promptly notify Sponsor in writing of any increases or decreases in the Pass-Through Budget upon receipt of such information from third party suppliers or other sources, as the case may be, and such information will be included in an Amendment to the applicable Task Order.

e.
Payment Schedule.  Each Task Order will contain a Payment Schedule, which will specify the manner and timing of all payments for Services and pass-through expenses described in the Task Order.  Any changes to the Project Specifications, and corresponding changes to the Budget for Services or Pass-Through Budget, will be reflected in a corresponding change in the Payment Schedule.

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f.	Contact Information and Designation of Key Personnel. Each Task Order will identify the Key Personnel as the Parties may agree are to be included.

2.2	Amendments

Any changes to a Task Order, including but not limited to changes to the Project Specifications, Project Schedule, Budget for Services or Pass-Through Budget, will be agreed upon in writing by the Parties and documented in an Amendment to the Task Order in a form substantially similar to that attached hereto as Exhibit B.  Sponsor agrees that PRA will not perform any out-of-scope work described in an Amendment until it is approved in writing by both Parties.

a.
Unanticipated Changes.  Sponsor agrees that some changes in costs associated with clinical research resulting from, for example, changes to Project Specifications resulting from modifications to the study protocol, delays in receipt of study drugs from Sponsor, changes in amounts charged by third party suppliers or poor subject enrollment due to changes in clinical practices, cannot be reasonably anticipated in advance. Upon identification by either party of changes to the project assumptions or other unanticipated changes to the Project Specifications, the Parties will negotiate in good faith an Amendment to accommodate increases or decreases to the Project Budget, Project Schedule or Payment Schedule that are reasonably associated with any such adjustments.  Amendments will be documented in accordance with the terms of this Section 2.2.  Such unanticipated changes may include, but are not limited to, any of the following:

i.
delays in receiving from Sponsor technical information or Sponsor's acceptance of documents submitted by PRA in the performance of its duties under this Agreement or any Task Order, or any other delay on the part of Sponsor;

ii.	delay in receipt of regulatory approval from a regulatory agency, IRB or Ethics Committee;
iii.	delay in performance by a Subcontractor not selected by PRA;
iv.	delay in shipment of study drug, clinical samples and/or clinical supplies;
v.	delay due to changes in standard of care imposed by law, regulation or changes in medical practice affecting participating sites;
vi.	delay by reason of force majeure as defined herein;
vii.	Sponsor requested changes to the Services or protocol;
viii.	delays due to questions received by either party from regulatory agencies or ethics committees regarding submission materials that relate to characteristics of the study drug or protocol design;
ix.	delays due to any changes in applicable law or regulatory environment; or
x.	changes for any other reason agreed upon in writing by Sponsor.

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2.3	Project Staffing

In performing the Services, PRA will assign personnel who are adequately trained, qualified and experienced to conduct the work as specified in a Task Order.  Sponsor may make reasonable requests for replacement of assigned personnel for cause, such as unsatisfactory performance or interpersonal conflicts.  PRA will promptly respond to any such request and make reasonable efforts to correct the situation in order to improve performance, or to provide a replacement, at its own expense, within a mutually agreeable timeframe.

a.
Key Personnel.  PRA will assign a PRA Project Manager and other employees whose participation in a project is required for the duration of the project, who will serve as Key Personnel.  Key Personnel may include, without limitation, Lead Clinical Research Associates, Lead Data Managers, Medical Monitors and Lead Biostatisticians.  PRA will provide [**] days notice to Sponsor, whenever practical, of any changes to the Key Personnel.  PRA will provide project-specific training to replacement Key Personnel at its own expense.

b.	Project Team. PRA will assign non-Key Personnel at its sole discretion, from one or more of its offices located worldwide, as needed to perform the Services in accordance with the Task Order.

c.
Use of Contract Employees.  PRA may, at its own discretion, assign some elements of the Services to contract employees.  PRA agrees that any contract employees used to perform the Services will be adequately qualified, experienced and trained as required to perform the Services in the same manner as PRA qualifies and trains its own employees.  PRA will remain responsible for satisfactory performance of all Services performed by contract employees.

2.4	Use of Subcontractors

PRA may use Subcontractors to conduct some elements of a Task Order.  PRA will notify Sponsor in advance of its use of Subcontractors.  PRA shall not subcontract or assign any Services or its obligations under this Agreement or a Task Order without the prior written consent of Sponsor. In the event that Sponsor objects, for reasonable cause, to any such PRA Subcontractors, PRA will replace the Subcontractor within a mutually agreeable timeframe.

a.
Sponsor-Selected Subcontractors.  In the event that Sponsor requires PRA to use a specific Subcontractor, PRA will not be responsible for the performance of the Subcontractor, and Sponsor will manage the performance of the Subcontractor and be responsible for any delays or changes to the Project Schedule or Project Budget that result from the performance of the Subcontractor.  PRA will notify Sponsor promptly of any performance issues arising out of the use of any such Subcontractors.  If Sponsor engages a Subcontractor, but requires that PRA manage or oversee the performance of the Subcontractor, then Sponsor will supply PRA with a copy of the relevant contract with the Subcontractor.

b.
PRA-Selected Subcontractors.  For Subcontractors selected and contracted directly by PRA, PRA will be responsible for requiring that any subcontractor performing Services will comply with all the terms and conditions of this Agreement and the relevant Task Order and agrees to manage the performance of the Subcontractor.

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2.5	Applicable Standards

The Parties agree that PRA will provide the operational systems, processes and standard operating procedures to be used in performance of the Services unless specified otherwise in the Project Specifications.  All Services will be conducted in accordance with GCP and applicable laws and regulations.

2.6	Sponsor-Provided Systems

In the event that Sponsor requires PRA to use Sponsor’s information systems and associated processes, Sponsor will be responsible for all reasonable costs associated with installation and operation of the systems, including costs for hardware and software licenses, and for training of PRA personnel assigned to the project in the use of Sponsor system(s).

3.0	PAYMENT

The Parties agree that the fees and other reimbursements that PRA will receive for performing the Services hereunder will be outlined in each Task Order and are subject to the following terms and conditions.

3.1	Compensation for Services

For Services provided, Sponsor will pay PRA in accordance with the terms in this section of the Agreement and each applicable Task Order.  The timing and frequency of payments will be governed by the payment schedule detailed in each Task Order.

3.2	Pass-Through Budget

a.
Pass-Through Expenses.  In order to provide funding for pass-through expenses, exclusive of investigator grants described below, Sponsor will make an advance payment to PRA of an amount agreed to by the parties in the Task Order immediately upon execution of a Task Order.  PRA will submit to Sponsor monthly invoices for amounts incurred during the relevant billing period.  The advance payment will be retained by PRA until the completion of the Services, at which time a reconciliation of expenses will be done to ensure that Sponsor pays for only those expenses actually incurred. The above advance payment will then be applied to the final invoice, if unpaid, and any remaining advance payment will be refunded to Sponsor within [**] days from the date of the final reconciliation.

b.
Subject to the prior written approval of Sponsor, Sponsor shall reimburse PRA for reasonable out-of-pockets costs and expenses related to travel that are actually incurred and paid by PRA and necessary for the performance of the Services described above.  Payment of such costs and expenses shall be contingent upon the provision by PRA of a summary of receipts or reasonably detailed supporting documentation

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3.3	Investigator Grants and Reconciliation.

In order to provide for timely payments to Investigators, Sponsor will make an advance payment to PRA of an amount agreed to by the parties upon execution of a Task Order.  PRA will submit to Sponsor quarterly invoices in advance for estimated amounts to be paid to Investigators to be incurred in the upcoming quarter to ensure that adequate funds are available to pay such expenses.  Sponsor agrees that PRA will not make payments to Investigators without sufficient funds available.  The advance payment will be retained by PRA until the completion of the Services, at which time a reconciliation of expenses will be done to ensure that Sponsor pays for only those expenses actually incurred. The above advance payment will then be applied to the final invoice, if unpaid, and any remaining advance payment will be refunded to Sponsor within [**] days from the date of the final reconciliation.

3.4	Invoices

a.
Invoices for Services and pass-through expenses will be submitted in accordance with the Payment Schedule associated with the relevant Task Order and will be prepared monthly, or as frequently as necessary.  Any final payments specified in the Task Order will be invoiced upon completion of the project and delivery to Sponsor of any final study databases, reports or other deliverables as specified in the Project Specifications.  If a final payment is specified in a Task Order, it will be due within [**] days of Sponsor’s receipt of invoice unless Sponsor notifies PRA in writing of any deficiencies in the Services.  PRA will correct any such deficiencies within [**] days of notice and will resubmit the final invoice to Sponsor immediately upon final shipment of the corrected project deliverable(s).

b.	All invoices under this Agreement will be forwarded to the Sponsor representative designated in the relevant Task Order.

c.	All payments under this Agreement will be remitted to the PRA affiliate named in the Task Order, to the address and in the manner set forth in the Payment Schedule of the applicable Task Order.

3.5	Payment Terms

Sponsor agrees to pay for Services and pass-through expenses in accordance with the Payment Schedule outlined in each Task Order or associated Amendment.  Sponsor will pay for all Services, pass-through expenses and other correctly invoiced items within [**] days of receipt of invoice.  All payments will be made in the currency noted in the Payment Schedule of the Task Order.  All fees for Services and pass-through expenses are exclusive of VAT (including non-refundable VAT), local taxes, charges or remittance fees, which Sponsor will pay when applicable.  PRA reserves the right to charge interest against any unpaid overdue balance a the rate of [**] percent ([**]%) per month, except against amounts reasonably withheld by Sponsor due to PRA’s failure to provide Services in accordance with the applicable Task Order.

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3.6	Project Delays

a.	Postponement of Early Development Services is addressed in Exhibit A-1 attached hereto.

b.
For product registration studies, in the event that Sponsor requests temporary cessation of work due to clinical holds imposed by regulatory authorities or any other reason, Sponsor agrees that certain activities, such as site maintenance and database maintenance, may continue during the delay and Sponsor will pay the expenses associated with this maintenance.  In addition, during the period of delay, Sponsor will have the option to request that PRA hold the Key Personnel, for up to [**] days, so that they remain available to re-initiate work immediately upon notice by Sponsor.  During such period, Sponsor will pay to PRA a monthly fee equal to the [**].  In the event of a project delay where Sponsor does not agree to hold the Key Personnel, PRA may re-assign the staff to other projects.

c.
The Parties will cooperate with one another in fulfilling their respective obligations under this Agreement and each Task Order issued hereunder. The Parties agree that, in certain instances, timely and complete performance depends upon cooperation between PRA and Sponsor. Therefore, in the event PRA does not meet a Milestone which is attributable to:

i.	Any event or circumstance described in Section 2.2(a); or

ii.	Sponsor’s failure to cooperate with PRA in the performance of Services undertaken by PRA within the timelines and budget provided for in the affected Task Order; or

iii.	Sponsor’s failure to perform its obligations under this Agreement, or any affected Task Order,

then PRA will not be accountable for such delay and the Parties will make appropriate modifications to the Project Specifications, Project Schedule, Budget for Services and/or Pass-Through Budgets attached to the affected Task Order, pursuant to Section 2.2.

3.7	Currency Management.
The Parties agree that neither should receive a material benefit or detriment from currency exchange rate fluctuation between the currencies in which costs are incurred, and the currencies for pricing or invoicing and payment.

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a. Fees for Services.  Sponsor acknowledges that, due to fluctuations in currency exchange rates, PRA’s actual fees may be greater or lesser than the budgeted amounts contained in a Task Order.  If the fees for Services in currencies other than the currency used in the Budget for Services exceed $[**] PRA may calculate a foreign currency exchange adjustment.

b. Expenses. For pass-through expenses and investigator payments, conversion from the currency in which the payment is made to the contract currency will occur at the time the transaction is processed using daily exchange rates provided by TheFinancials.com. These transaction dates and exchange rates used will be provided with each invoice for pass through expenses and upon request for investigator payments.

c. In Early Development Services the Study budget will be agreed upon in the currency of the country where the Study will be performed, provided however, if an exchange rate fluctuation mechanism is applicable the mechanism will be set out in the Task Order.

4.0	Term and Termination

4.1	Term

Unless earlier terminated according to Section 4.2, 4.3, or 4.4 below, this Agreement will remain in effect for an initial term of two (2) years from the Effective Date, and thereafter will renew automatically for successive terms of one (1) year unless either party notifies the other party of termination of the Agreement no later than sixty (60) days prior to renewal hereof.  In the event of non-renewal by either party, the term of this Agreement applicable under any outstanding Task Order will continue until completion of the Services described in such Task Order or appropriate termination of the Task Order.

4.2	Termination without Cause

The Sponsor may terminate the Agreement or any Task Order issued hereunder pursuant to CCMO Guidelines 2009 and upon sixty (60) days written notice to PRA. Should Sponsor terminate this Agreement or a Task Order without cause, the termination process and associated fees will be as follows:

a.
Sponsor and PRA will meet within thirty (30) days of PRA’s receipt of such termination notice to develop a plan for (a) closing down administration of this Agreement or (b) closing down the Study which is the subject of the terminated Task Order, which will include transferring any remaining tasks or other responsibilities to Sponsor or its designee.

b.
Sponsor will pay five (5%) of the remaining unpaid total Budget for Services attached to the terminated Task Order, or such other amount as is specified in a Task Order, as a termination fee for early termination of a Task Order provided that in no instance shall such amount be in excess of $[**] U.S.D. Any and all deposits previously paid by Sponsor shall be returned to Sponsor within [**] days of such termination.

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c.
In addition to the termination fee described in this Section, Sponsor will also pay to PRA the actual costs incurred in providing the Services and the pass-through expenses incurred in the performance of the terminated Task Order, as well as the actual costs and the pass-through expenses incurred in the course of winding down or closing out the terminated Task Order.

4.3	Termination by Sponsor for Cause

Failure of PRA to comply with any of the material terms or conditions of this Agreement or any Task Order will entitle Sponsor to give written notice of default via certified/return receipt mail or overnight courier to ensure receipt by PRA.  If PRA does not cure the default within [**] days of receipt of notice (or for such reasonable amount of time thereafter if the default is not susceptible of cure within [**] days), this Agreement may be terminated by Sponsor, which will not be obligated to pay the early termination fees pursuant to Section 4.2 above.  Provided, however, that Sponsor will pay PRA for all Services rendered and pass-through expenses incurred pursuant to this Agreement or any terminated Task Order.  Assuming termination is not based upon PRA’s failure to comply with any of the material terms or conditions of this Agreement or any Task Order, Sponsor will also pay for Services and pass-through expenses necessary to conduct an orderly winding down of the administration of this Agreement, or any terminated Task Order, which amount will not exceed the remaining unpaid balance of the Budget for Services of the Task Order, unless special circumstances warrant otherwise.  As soon as practicable following receipt of notice of termination under this Section 4.3, PRA will submit an itemized accounting of pass-through expenses and costs incurred, costs anticipated, and payments received in order to determine a balance to be paid by either party to the other.  Such balance will be paid by Sponsor within [**] days of completion of work. Any and all advance payments previously paid by Sponsor and not used by PRA shall be returned to Sponsor within [**] days of such termination.

4.4	Termination by PRA for Cause

Failure of Sponsor to comply with any of the material terms or conditions of this Agreement or to respond to PRA’s inquiries or requests for information will entitle PRA to give written notice of default via certified/return receipt mail or overnight courier to ensure receipt by Sponsor.  If Sponsor does not cure the default within [**] days of receipt of notice (or for such reasonable amount of time thereafter, if the default is not susceptible of cure within [**] days), this Agreement may be terminated by PRA, which will cease performance of Services.  The cessation of Services in accordance with this Section will not be a default of performance obligations by PRA, nor will it be a breach of this Agreement or any Task Order.  Sponsor will pay to PRA all amounts due and owing for Services performed, pass-through expenses incurred, costs associated with winding down activities and the early termination fee, described in Section 4.2 above, as well as any late fees which may be due, pursuant to Section 3.5 above.

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If in the reasonable assessment of PRA, its continued performance of the Services contemplated by this Agreement or any Task Order could constitute a potential or actual violation of legal, regulatory, ethical or scientific standards, then PRA may terminate this Agreement or any Task Order by giving written notice stating the effective date (which may not be less than sixty [60] days from the notice date) of such termination.  The parties shall use all reasonable efforts to rectify the alleged violation prior to the end of the sixty (60) day notice period.

4.5	Termination for Other Reasons

Either party may terminate this Agreement and all Task Orders hereunder, effective immediately upon written notice to the other party, if the other party: (i) files a voluntary petition in bankruptcy or has an involuntary bankruptcy petition filed against it, which is not dismissed within thirty (30) days after its institution, (ii) is adjudged as bankrupt, (iii) becomes insolvent, (iv) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets, (v) ceases to do business, (vi) commences any dissolution, liquidation or winding up, or (vii) makes an assignment of its assets for the benefit of its creditors.

4.6	Survival

Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination.  In addition, the Sections on Payment, Term and Termination, Representations and Warranties, Debarment Certification, Disposition of Computer Files and Study Materials, Ownership and Confidentiality, Indemnification, and Employees as well as any other sections which by their nature should survive, will survive expiration or termination of this Agreement for ten (10) years.

5.0	Representations and Warranties

5.1	Acknowledgments

Sponsor acknowledges and agrees that the results of the Services to be provided hereunder are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by PRA that the drug, compound, device or other material which is the subject of research covered by this Agreement or any Task Order issued hereunder can, either during the term of this Agreement or thereafter, will be successfully developed or, if so developed, will receive the required approval by the United States Food and Drug Administration (“FDA”) or other regulatory authority.

5.2           Mutual Representations

Each of the Parties represents, warrants and covenants to the other that: (a) it is a corporation duly incorporated, validly existing and in good standing; (b) it has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement, and no other corporate actions are necessary with respect thereto; (c) it is not a party to any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement; (d) when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with this Agreement’s terms; (e) it is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for it to perform its obligations under this Agreement; (f) it will perform its obligations hereunder in accordance with current industry standards, the terms of this Agreement and any Task Order issued hereunder; (g) it will perform its obligations hereunder in accordance with all applicable federal, international, state or local law or regulation; (h) performance of its obligations hereunder will not infringe or violate the rights of any third party including but not limited to property, contractual, employment, trademark, trade secrets, copyright, patent, proprietary information and non-disclosure rights; and (i) it will not enter into any other agreements which would interfere or prevent performance of the obligations described herein.

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5.3	Representations and Warranties of Sponsor

a.
Sponsor represents and warrants that it has the right, title and interest in the drug, compound, device or other material which is the subject of research covered by this Agreement or any Task Order (whether such right, title and interest is held solely by Sponsor or jointly with others) and that it has the legal right, authority and power to enter into this Agreement, and to perform any clinical trial which is the subject of a Task Order issued hereunder.

b.
If Sponsor requires PRA to use MedDRA to code, analyze or report data for a Study, Sponsor represents and warrants that it has a current and valid license agreement with the Maintenance and Support Services Organization (“MSSO”) to use MedDRA.  Furthermore, if PRA is required to use WHO Drug, WHO Herbal or WHO ART for coding of data, Sponsor warrants and represents that it has a current and valid license agreement with The Uppsala Monitoring Centre for the dictionaries which PRA will be required to use.  If Sponsor does not currently have such licenses, it represents and warrants that such licenses will be in place prior to PRA’s delivery of data which is coded using these dictionaries. PRA will not be liable to Sponsor for use of data coded without proper licensing, and Sponsor will hold PRA harmless in these occasions.

c.
Sponsor further warrants and represents that for any software application, computer system or program that is required to be used by PRA in the performance of Services to which PRA does not hold a license at the commencement of this Agreement or the relevant Task Order, Sponsor will have acquired and will maintain current and valid licenses which are necessary for the use of such applications or programs, and that PRA’s use of such applications or programs will not subject PRA to any liability for such use.

5.4	Representations and Warranties of PRA

a.
PRA represents and warrants that the personnel assigned to perform Services rendered under this Agreement will be capable professionally. PRA represents and warrants that the Services provided under this Agreement will be of commercially reasonable quality in accordance with any specifications or requirements set forth in a Task Order and will be performed in a professional, diligent and safe manner in accordance with industry standards.

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b.
PRA further represents and warrants that it will make available to Sponsor or to the responsible regulatory authority relevant records, programs, and data as may be reasonably requested by Sponsor for purposes related to filing and prosecution of Sponsor's related new drug applications.

c.	PRA's sole obligation for material breach of a representation and warranty set out in this Section will be to correct or replace that portion of the Services that fails to materially conform thereto.

d.
On [**] basis PRA shall submit to Sponsor financial statements, including but not limited to, a balance sheet, a statement of operations and a statement of cash flows and all notes thereto (the "Statements").  The Statements shall be audited and such proof of audit shall be provided to Sponsor.  Sponsor shall review such Statements and return them to PRA within [**] days of receipt.  The Statements are considered PRA Information and subject to the provisions of Section 10.2 below.

5.5           No Other Warranties

The parties’ warranties and representations contained in this Agreement are in lieu of all other warranties expressed or implied.

6.0	Debarment Certification
a.
PRA certifies that it has not been debarred under Section 306 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §335a(a) or (b) or any equivalent local law or regulation.  In the event that PRA becomes debarred, PRA agrees to notify Sponsor immediately.

b.
PRA certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a (a) or (b) or any equivalent local law or regulation.  In the event that PRA becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to PRA, which relate to the Services being provided under this Agreement, PRA agrees to notify Sponsor immediately.

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7.0	Inspections

7.1	Inspection by Sponsor

During the term of this Agreement, PRA will permit representatives of Sponsor who are not competitors of PRA to examine, at a reasonable time during normal business hours and subject to at least [**] days prior written notice to PRA: (i) the facilities where the Services are being, will be or have been conducted; (ii) instrumentation and procedures being used by PRA to complete any Task Order; (iii) related study documentation, the data generated for a Task Order, including notes, schedules, written reports or other work product which may document work done and results achieved, as well as quality assurance records; and (iv) any other relevant information necessary for Sponsor to confirm that the Services are being or will be or have been conducted in conformance with applicable standard operating procedures, the specific Task Orders, this Agreement and in compliance with applicable laws and regulations.  PRA will provide copies of any materials reasonably requested by Sponsor during such inspection.

7.2	Inspection by Regulatory Authorities

During the term of this Agreement, each party will permit regulatory authorities to examine, (i) the facilities where the Services are being conducted; (ii) study documentation; and (iii) any other relevant information, including information that may be designated by one or both of the Parties as confidential, reasonably necessary for regulatory authorities to confirm that the Services are being conducted in compliance with applicable laws and regulations.  Each party will immediately notify the other if any regulatory authority schedules, or without scheduling, begins an inspection that relates to the Services or the Parties’ respective obligations hereunder.

If any one of Sponsor’s Task Orders is the subject of any part of an inspection, Sponsor shall be informed of the inspection immediately, and shall be accorded the opportunity to be present for such inspection, if time permits.  If the regulatory agency issues a written inspectional observation of PRA’s facilities or its general laboratory practices, which may be involved in the Services, or on any part of a Sponsor’s Task Order, a copy of this written observation along with PRA’s response will be provide to Sponsor immediately.

7.3	Inspections of Trial Site(s) by PRA

In connection with PRA’s provision of Services as specified in this Agreement and any associated Task Order, PRA may conduct monitoring visits and/or inspections of Trial Sites.  Based on PRA’s observations during such Trial Site visits and inspections, PRA may decide: (i) that enrollment should be suspended at the Trial Site; (ii) that a Trial Site’s non-compliance needs to be reported to Sponsor and/or regulatory authorities; and/or (iii) Trial Site’s participation in a Study needs to be terminated.  Upon such a determination, PRA will present to Sponsor a basis for its decision. If Sponsor disagrees with the basis for PRA’s decision, PRA will assign its contract with the Trial Site to Sponsor and Sponsor agrees to accept such assignment and to be responsible for all contractual duties and obligations to the Trial Site.

8.0	Disposition of Computer Files and Study Materials

PRA will take reasonable and customary precautions, including periodic backup of computer files, to prevent the loss or alteration of Sponsor's study data, documentation, and correspondence.  In no event shall PRA dispose of any data or other information obtained or generated in the course of providing the Services hereunder without giving Sponsor [**] days’ prior written notice of its intent to do so.  Upon termination of this Agreement, and notice to Sponsor PRA will dispose of Sponsor computer-stored files and study materials according to PRA's internal standard operating procedures; with evidence of destruction provided to Sponsor. Sponsor may communicate any special request for the disposition of materials in writing to PRA.  Sponsor will bear all costs incurred by PRA in complying with any such written instructions furnished by Sponsor.  PRA will provide a written estimate to Sponsor, and Sponsor will provide written approval, of all such costs prior to any action by PRA.

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9.0	Ownership of data and intellectual property

All data (including without limitation, written, printed, graphic, video and audio material, and information contained in any computer database or computer readable form) generated by PRA in the course of conducting the Services (the “Data”) and related to the Services will be Sponsor’s property.  Any copyrightable work created in connection with performance of the Services and contained in the Data will be considered work made for hire, whether published or unpublished, and all rights therein will be the property of Sponsor as employer, author and owner of copyright in such work.

PRA understands and agrees that the underlying rights to the intellectual property and materials that are the subject of each Task Order, including, without limitation, all intellectual property rights in Sponsor’s drug candidates or products, are owned solely by Sponsor.  Neither PRA, its Affiliates nor any of their respective Subcontractors will acquire any rights of any kind whatsoever with respect to Sponsor’s drug candidates or products as a result of conducting Services hereunder.  All rights to any know-how, trade secrets, developments, discoveries, inventions or improvements (whether or not patentable) conceived or reduced to practice in the performance of work conducted under this Agreement by PRA’s or its Affiliates’ employees, or independent contractors, either solely or jointly with employees, agents, consultants or other representatives of Sponsor (the “Intellectual Property”), will be owned solely by Sponsor.  PRA, its Affiliates and their respective employees and Subcontractors will sign and deliver to Sponsor all writings and do all such things as may be necessary or appropriate to vest in Sponsor all right, title and interest in and to such Intellectual Property.  PRA will promptly disclose to Sponsor any such Intellectual Property arising under this Agreement.  Sponsor may, in its sole discretion, file and prosecute in its name and at its expense, patent applications on any patentable inventions within the Intellectual Property.  Upon the request of Sponsor, and at the sole expense of Sponsor, PRA will assist Sponsor in the preparation, filing and prosecution of such patent applications and will execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable Sponsor to file and prosecute such patent applications in any country.

Notwithstanding the foregoing, Sponsor agrees that PRA possesses or may in the future possess analytical methods, computer technical expertise and software, which have been independently developed by PRA and which will remain the sole and exclusive property of PRA, except to the extent that improvements or modifications include, incorporate or are based upon Sponsor's information. Improvements or enhancements made to PRA’s processes or methods which are independently developed incidental to the provision of Services hereunder will remain the sole property of PRA. Sponsor may use this information of PRA free of charge for interpretation purposes or regulatory authorities’ purposes or for any purposes that are appropriate within the scope of this Agreement. Any improvement on information of Sponsor will remain the sole property of Sponsor.

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10.0	Confidential Information

10.1	Sponsor Confidential Information

a.
Sponsor may disclose confidential information to PRA during the course of this Agreement.  All information provided by or on behalf of Sponsor or data collected by PRA during the performance of the Services is deemed to be the confidential information of Sponsor and is hereinafter referred to as “Sponsor Information”.  PRA will not disclose Sponsor Information to any person other than its employees, agents, Investigators, Trial Sites and independent contractors involved in the Services or use any such information for any purpose other than the performance of Services without the prior written consent of Sponsor.

b.
PRA will ensure that it and its Affiliates’ employees, agents, Investigators, Trial Sites and independent contractors involved in the Services will comply with terms substantively similar to the confidentiality provisions of this Agreement.  PRA will disclose only the Sponsor Information to those of its employees, agents, Investigators, Trial Sites and independent contractors who reasonably need to know the Sponsor Information.  PRA further agrees to take all practicable steps to ensure that the Sponsor Information will not be used by its directors, officers or employees, except on like terms of confidentiality as aforesaid, and will be kept fully private and confidential by them.

c.
PRA will exercise due care to prevent the unauthorized disclosure and use of Sponsor Information associated with the Services.  PRA agrees that it will use any Sponsor Information only for purposes of providing Services to Sponsor hereunder and for no other purpose without the prior written consent of Sponsor.

d.	This confidentiality, nondisclosure and nonuse provision will not apply to Sponsor Information that PRA can demonstrate by competent evidence:

i.
was known by PRA before initiation of the Services or which is independently discovered, after the initiation of the Services, without the aid, application or use of Sponsor Information, as evidenced by written records;

ii.	was in the public domain at the initiation of the Services or subsequently became publicly available through no fault or action of PRA; or

iii.	was disclosed to PRA on a non-confidential basis by a third party authorized to disclose it.

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e.
In no event will either party be prohibited from disclosing confidential information of the other party to the extent required by law to be disclosed, provided that the disclosing party provides the non-disclosing party with written notice thereof, prior to disclosure, to the extent reasonably practicable, discloses only what is required to be disclosed by law or regulation, and, at the non-disclosing party’s request and expense, cooperates with the non-disclosing party’s efforts to obtain a protective order or other confidential treatment of the confidential information required to be disclosed.

f.
Subject to CCMO Guidelines 2009, PRA shall not publish any articles or make any presentations relating to the Services, Sponsor Information or referring to data generated as part of the Services, in whole or in part, without the prior written consent of Sponsor.

10.2	PRA Confidential Information

Sponsor agrees that all business processes, contract terms, prices, procedures, policies, methodologies, systems, computer programs, software, applications, databases, proposals and other documentation generally used by PRA and not developed solely for Sponsor are the exclusive proprietary and confidential property of PRA (hereinafter “PRA Information”) or the third parties from whom PRA has secured the right of use.  Sponsor agrees that all PRA Information, along with any improvement, alteration or enhancement made thereto during the course of the Services, will be the exclusive proprietary and confidential property of PRA, and will be subject to the same degree of protection as is required of PRA to protect Sponsor Information.

10.3	Return or Destruction of Information

At the conclusion of a Study, PRA will deliver to Sponsor all Sponsor Information in its possession unless Sponsor directs otherwise.  Upon the written request of the Sponsor, PRA shall either destroy; with evidence of destruction provided to Sponsor or return to the Sponsor the Sponsor Information.  PRA shall use all reasonable efforts to destroy all notes, summaries, analyses and reports made by PRA’s employees, agents and consultants containing such Sponsor Information.  Provided, however, that PRA shall be entitled to retain in confidence under this Agreement, including without limitation Paragraph 2: (i) one (1) archived copy of Sponsor Information and all materials created by PRA and containing Sponsor Information, including without limitation notes and memoranda, solely for the purpose of administering PRA’s obligations under this Agreement; and (ii) Sponsor Information contained in PRA’s electronic back-up files that are created in the normal course of business pursuant to PRA’s standard protocol for preserving its electronic records.

11.0	Publicity

Sponsor may use, refer to and disseminate reprints of scientific, medical and other published articles which disclose the name of PRA consistent with applicable international copyright laws, provided such use does not constitute an endorsement of any commercial product or service by PRA.  Neither party will disclose publicly or utilize in any advertising or promotional materials or media the existence of this Agreement or its association with the other, or use of the other party’s name or the name of any of the other party’s Affiliates, divisions, subsidiaries, products or investigations without the prior written permission of the other party.  Further, either party may make such public disclosures as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations.

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12.0	Indemnification

12.1	Sponsor’s Agreement

a.
Sponsor will indemnify, defend and hold harmless PRA, its Affiliates, and their officers, directors, agents, employees, and independent contractors approved by Sponsor (each an “Indemnitee”) against any claim, suit, action, proceeding, arbitration or investigation, pending or threatened by a third party (each a “Claim”) against Indemnitees based on, relating to or in connection with the Services and other work conducted under this Agreement, including but not limited to court costs, reasonable legal fees, awards or settlements.  PRA will promptly notify Sponsor upon receipt of notice of any Claim (provided that the failure to give such notice will not relieve Sponsor of its obligations under this Section except to the extent, if at all, it is prejudiced thereby) and will permit Sponsor's attorneys and personnel, at Sponsor's discretion and cost, to handle and control the defense of any such Claim.  In the event that representation of PRA and Sponsor by the same counsel is a conflict of interest for such counsel, PRA may select its own independent counsel, at Sponsor’s expense, without relieving Sponsor of its obligations under this Section.

b.	Under no circumstances, however, will Sponsor accept liability, settle or otherwise compromise any Claims without prior written consent of PRA. PRA will fully cooperate and aid in any such defense.

c.
Sponsor will not indemnify, defend, or hold harmless PRA against any Claim to the extent that such Claim arose as a result of PRA’s negligence, bad faith, recklessness, intentional misconduct or material breach of this Agreement or any Task Order hereunder, or failure to act on the part of Sponsor, its subsidiaries, employees, agents, or subcontractors during the term of this Agreement.  Under such circumstances PRA will repay to Sponsor all reasonable defense costs incurred by Sponsor on its behalf.

12.2	PRA’s Agreement

a.
PRA will indemnify, defend and hold harmless Sponsor and its employees, officers, and directors against any and all losses, costs, expenses and damages, including but not limited to reasonable attorney’s fees, based on a personal injury resulting from PRA’s negligence, intentional misconduct, or material breach of this Agreement or any Task Order hereunder.  Sponsor will promptly notify PRA upon receipt of notice of any claim for which it intends to seek indemnification hereunder, provided that the failure to give such notice will not relieve PRA of its obligations under this Section except to the extent, if at all, it is prejudiced thereby.  Sponsor will permit PRA’s attorneys and personnel, at PRA’s discretion and cost, to handle and control the defense of any such claim.  In the event that representation of Sponsor and PRA by the same counsel is a conflict of interest for such counsel, Sponsor may select its own independent counsel, at PRA’s expense, without relieving PRA of its obligations under this Section.

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b.
Under no circumstances, however, will PRA accept liability, settle or otherwise compromise any claims subject to indemnification under this Section without prior written consent of Sponsor.  Sponsor will fully cooperate and aid in any such defense.

c.
PRA does not agree, and will have no obligation to indemnify, defend or hold harmless Sponsor against any claim to the extent that such claim arose as a result of Sponsor’s negligence, recklessness, intentional misconduct or material breach of this Agreement or any Task Order hereunder.  Under such circumstances Sponsor will repay to PRA all reasonable defense costs incurred by PRA on its behalf.

12.3	Limits of Liability

PRA's liability for direct damages hereunder will not exceed two times the total fees payable by Sponsor to PRA under the applicable Task Order.  In no event will PRA be liable to Sponsor for any indirect, incidental, special, or consequential damages or lost profits arising out of or related to its provision of Services to Sponsor, even if PRA has been advised of the possibility of such damages, except to the extent that such damages result from the negligence, bad faith, recklessness or intentional misconduct of PRA, its employees, independent contractors or agents.

12.4	Insurance

a.
Sponsor Insurance.  During the term of this Agreement, and for a period of [**] following the termination of this Agreement or completion of each Task Order, Sponsor shall maintain in full force and effect a policy or policies or self-insurance of:

i.	general liability insurance (with product liability endorsements) with limits of not less than [**] Dollars ($[**]);

ii.	products liability with limits of not less than [**] Dollars ($[**]); and

iii.	clinical trials insurance in compliance with local compulsory requirements

PRA may from time to time request evidence confirming such insurance.

b.	PRA Insurance. PRA shall at all times during the term of this Agreement and any extended terms thereof, provide and maintain at its own expense, the following types of insurance:

i.	Professional Liability: Professional Liability covering all professional acts, errors and omissions in an amount of not less than [**] Dollars ($[**]) per occurrence and in the aggregate.

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ii.	General Liability: Commercial General Liability insurance against claims for bodily injury and property damage in an amount of not less than [**] Dollars ($[**]) per occurrence and in the aggregate.

iii.
Workers Compensation and Employers’ Liability: To comply with the statutory requirements of the state(s) in which the Services are performed.  The policy shall include Employers’ Liability for not less than [**] Dollars ($[**]) per accident.

c.	General Terms

i.	All policies shall be issued by one or more insurance companies rated A- VII or better by the BEST Rating guide or its equivalent.

ii.
Such insurance may be provided on a claims-made basis (with the exception of workers compensation and employers’ liability), however, such insurance shall have a retroactive date prior to the date that any work will be performed pursuant to the Agreement, and shall be maintained (or shall have an extended reporting period) of at least [**] after the termination of this Agreement.

iii.	In the event that such policies are cancelled, terminated or altered, the insured party shall endeavor to provide at least thirty (30) days prior written notice to the other party.

iv.	It is agreed and understood that the above limits are minimum required amounts and are not limitations of liability.

13.0	Independent Contractor Relationship

PRA and Sponsor are independent contractors.  Nothing in this Agreement will be construed to create the relationship of partners, joint venturers, or employer and employee between PRA and Sponsor or PRA's employees.  Neither party, nor its employees, or independent contractors will have authority to act on behalf of or bind the other party in any manner whatsoever unless otherwise authorized in this Agreement or a specific Task Order or in a separate writing signed by both Parties.

14.0	Employees

Neither party, during the term of this Agreement and for [**] thereafter, will, without the prior written consent of the other party, directly or indirectly solicit for employment or contract, attempt to employ or contract with or assist any other entity in employing, contracting with or soliciting for employment or contract any employee or executive who is at that time employed/contracted by the other party and who had been employed/contracted by the other party in connection with one or more Task Orders issued hereunder.  Provided, however, that the foregoing provision will not prevent either party from conducting solicitation via a general advertisement for employment that is not specifically directed to any such employee or from employing any such person who responds to such solicitation.

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15.0	Notices

Except as otherwise provided, all communications and notices required under this Agreement will be mailed by first class mail or sent via nationally recognized overnight courier to the addresses set forth below, or to such other addresses as the Parties from time to time specify in writing.

If to Sponsor:	If to PRA:

Idenix Pharmaceuticals, Inc.	Pharmaceutical Research Associates, Inc.
60 Hampshire Street	4130 ParkLake Avenue
Cambridge, MA 02139	Suite 400
USA	Raleigh, NC 27612

16.0	Force Majeure

If the performance of this Agreement by PRA or Sponsor is prevented, restricted, interfered with or delayed (either totally or in part) by reason of any cause beyond the control of the Parties (including, but not limited to, acts of God, explosion, disease, weather, war, insurrection, terrorism, civil strike, riots or extensive power failure), the party so affected will, upon giving notice to the other party as soon as is practical, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party will use reasonable efforts to avoid or remove such causes of non-performance and will continue performance whenever such causes are removed.

17.0	Governing Law

This Agreement will be governed in all respects by the laws of the State of Delaware, United States of America without regard to its conflict of laws principles.

PRA is and for the duration of this Agreement shall be in compliance with all federal, state, local and foreign laws, governmental regulations, rules and requirements and binding administrative and court orders (collectively "Laws") applicable to PRA, including all Laws applicable to its provision of the Services.

18.0	Severability

If any of the provisions or a portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and/or the remaining provisions will not be affected thereby.

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19.0	Assignment

This Agreement shall inure to the benefit and be binding upon the successors and assigns of PRA and the Sponsor.  Sponsor may assign its rights and/or obligations hereunder without the prior consent of PRA. PRA shall not assign its rights and/or obligations under this Agreement without the prior written consent of Sponsor, unless the assignment is in connection with the sale of all or substantially all of its assets.

20.0	Waiver

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances will be deemed to be construed as a further or continuing waiver of such term, provision or condition or of any other term, provision or condition of this Agreement.

21.0	Entire Agreement

This Agreement, including all Exhibits hereto contains the full understanding of the Parties with respect to the Services and supersedes all existing Agreements and all other oral, written or other communications between the Parties concerning the subject matter hereof. This Agreement will not be modified in any way except in writing and signed by a duly authorized representative of Sponsor and an authorized officer of PRA.

22.0	English Language

The Parties hereto confirm that this Agreement as well as any other documents relating hereto, including notices, have been and shall be drawn up in the English language only.

23.0	Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed an original (including facsimile counterparts), but all of which will constitute one and the same instrument.

24.0	Arbitration

In the event a dispute relating to this Agreement or any Task Order arises between the Parties, the Parties will use all reasonable efforts to resolve the dispute through direct discussions for a period of [**] days.  The senior management of each party is committed to respond to any such dispute.  Subsequent to such [**] period either party may, but will not be required to, resort to binding arbitration procedures.  If arbitration is being conducted it will take place within the State of Delaware.

The undersigned have executed this Agreement as of the day and year noted below.

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Pharmaceutical Research Associates, Inc.	Idenix Pharmaceuticals, Inc.

/s/ Colin Shannon	/s/ Douglas L. Mayers
Name	Name
C.O.O.	Exec. VP and CMO
Title	Title
28 Sept. 2009	6 October 2009
Date	Date

LIST OF EXHIBITS

Exhibit A:	Form of Task Order – Product Registration
Exhibit A-1:	Form of Task Order – Phase I Early Development
Exhibit A-2:	Form of Task Order – Laboratory Services
Exhibit B:	Form of Amendment

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EXHIBIT A:

FORM OF TASK ORDER (Product Registration)

Task Order Number:_____

Sponsor Project Number: _________

This Task Order is made and entered into on <Month> <Day>, <Year>, the Effective Date, by and between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, MA 02139, USA (hereinafter referred to as “Sponsor”) and Pharmaceutical Research Associates, Inc., a corporation of the Commonwealth of Virginia, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC  27612 (hereinafter referred to as “PRA”).

WHEREAS, Sponsor and PRA have entered into that certain Master Agreement for Clinical Trials Management Services dated the <day> of <month>, 200_ (hereinafter referred to as the “Master Agreement”); and

WHEREAS, pursuant to the Master Agreement, PRA has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties, as more fully provided in Section 2 of the Master Agreement, and Sponsor and PRA now desire to enter into such a Task Order.

WHEREAS, PRA and Sponsor desire that PRA provide certain Services with respect to a ___________________________________________________________, (the “Study”) for the study of the drug ___________________________ (“Study Drug”) as set out in the Protocol titled: ________________, which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.      Project Specifications.  PRA will perform the services described in the Project Specifications, attached hereto as Appendix A, in accordance with the Project Schedule, attached hereto as Appendix B and any other documents attached to this Task Order (“Services”).

2.      Compensation.  For performance of these Services, Sponsor will pay to PRA the amounts described in the Budget for Services and Pass-Through Budget set forth in Appendix C, which amounts will be payable pursuant to the Payment Schedule set forth in Appendix D.

3.      Term and Termination.  The term of this Task Order will commence upon its execution by PRA and Sponsor and will continue until completion of the Services described in Appendix A, provided, however, that either party may terminate this Task Order in accordance with Section 4, Term and Termination, of the Master Agreement.

4.      Designated Contact Persons and Key Personnel.  The PRA Project Manager and Key Personnel who will oversee the Services in accordance with the Master Agreement are identified in Appendix E, Designated Contact Persons and Key Personnel.

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5.      Incorporation by Reference; Conflict.  The provisions of the Master Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.   In the event of a conflict between the terms and conditions of this Task Order and those of the Master Agreement, the terms of the Master Agreement will take precedence and control.

IN WITNESS WHEREOF, the parties have hereunto signed this Task Order effective as of the day and year first written above.

Pharmaceutical Research Associates, Inc.	Idenix Pharmaceuticals, Inc.

Name	Name

Title	Title

Date	Date

List of Appendices
Appendix A:	Project Specifications
Appendix B:	Project Schedule
Appendix C:	Budget for Services and Pass-Through Budget
Appendix D:	Payment Schedule
Appendix E:	Designated Contact Persons and Key Personnel Designation

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EXHIBIT A-1

FORM OF TASK ORDER (Early Development Services)

Task Order Number:_____

Sponsor Project Number: _________

This Task Order is made and entered into on <Month> <Day>, <Year>, the Effective Date, by and between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, MA 02139, USA (hereinafter referred to as “Sponsor”) and Pharmaceutical Research Associates, Inc., a corporation of the Commonwealth of Virginia, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC  27612 (hereinafter referred to as “PRA”).

WHEREAS, Sponsor and PRA have entered into that certain Master Agreement for Clinical Trials Management Services dated the <day> of <month>, 200_ (hereinafter referred to as the “Master Agreement”); and

WHEREAS, pursuant to the Master Agreement, PRA has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties, as more fully provided in Section 2 of the Master Agreement, and Sponsor and PRA now desire to enter into such a Task Order.

WHEREAS, PRA and Sponsor desire that PRA provide certain Services with respect to a ___________________________________________________________, (the “Study”) for the study of the drug ___________________________ (“Study Drug”) as set out in the Protocol titled: ________________, which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.      Project Specifications.  PRA will perform the services described in the Project Specifications, attached hereto as Appendix A, in accordance with the Project Schedule, attached hereto as Appendix B and any other documents attached to this Task Order (“Services”).

2.      Compensation.  For performance of these Services, Sponsor will pay to PRA the amounts described in the Budget for Services and Pass-Through Budget set forth in Appendix C, which amounts will be payable pursuant to the Payment Schedule set forth in Appendix D.

3.      Term and Termination.  The term of this Task Order will commence upon its execution by PRA and Sponsor and will continue until completion of the Services described in Appendix A, provided, however, that either party may terminate this Task Order in accordance with Section 4, Term and Termination, of the Master Agreement.

4.      Designated Contact Persons and Key Personnel.  The PRA Project Manager and Key Personnel who will oversee the Services in accordance with the Master Agreement are identified in Appendix E, Designated Contact Persons and Key Personnel Designation.

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5.      Incorporation by Reference; Conflict.  The provisions of the Master Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.   In the event of a conflict between the terms and conditions of this Task Order and those of the Master Agreement, the terms of the Master Agreement will take precedence and control except as specified in Section 6 Additional Terms below.

6.	Additional Terms.

(a)           Non-completers in Early Development Services

In the event that either (a) PRA withdraws a subject from the Study, or (b) a subject voluntarily withdraws, for any non drug-related reason after enrolment but before receiving Study medication, such subject will be considered a non-completer. Non-completers will be replaced at the costs of PRA.

(b)	Dropouts in Early Development Services

In the event that a subject is withdrawn from a Study for a drug-related reason, the subject is considered a dropout. Dropouts will be replaced at the costs of Sponsor, in case Sponsor deems this necessary. The compensation for a dropout will include but will not be limited to, the pro rata costs per subject accrued to the moment of termination. If a dropout will be replaced, the timelines will be adapted upon mutual written agreement.

(c)           Study Medication

Any remaining medication at the end of the clinical phase of the Study will be retained by PRA for a period of [**] months, after this period upon Sponsor’s instructions and sole discretion, PRA will either destroy the remaining medication with evidence of destruction provided to Sponsor, provided however, PRA will notify the Sponsor at least [**] prior to the date that the medication is due to be destroyed or if Sponsor requests in writing, the medication will be sent by PRA to the Sponsor at Sponsor's expense, in compliance with all applicable laws and regulations and using proper industry standards to ensure a safe and non-perishable delivery. Storage may be continued by PRA beyond the specified time at Sponsor's expense and PRA shall take commercially reasonable precautions to safeguard Test Articles entrusted to PRA’s control.

(d)                 Termination and Fees.

In the event this Task Order is terminated by Sponsor before the Study has completed, the fees to be paid by Sponsor will be calculated according to the chart set out below; the parties hereby agree that in no event shall such fees exceed $[**] U.S.D. In the event this fee applies then Section 4.2 (b) of the Master Agreement will not be applied.

Timing	Costs
[**] weeks prior to First Subject, First Dosing (FSFD)	Services Performed [**]% of the remaining contract value

[**] weeks of FSFD	Services Performed [**]% of the remaining contract value

During Study or within [**] weeks of FSFD	Services Performed [**]% of the remaining contract value

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Any amounts received by PRA but not expended for any of the following will be refunded to Sponsor:

(a)	any fees for subjects that have not been recruited;
(b)	any travel expenses where not incurred;
(c)	any food and beverage expenses;
(d)	any charges for lab tests or supplies not taken; and
(e)	any other charge deemed to be pass through that with reasonable notice can be cancelled.

(e)           Postponement

If Sponsor wishes to postpone this Study, all of the terms and fees set out in this Agreement will apply, provided, however, that if PRA is able to reschedule the Study at a time which is acceptable to Sponsor, it will not be required to pay for the actual costs incurred, to the extent that the deliverables or services are applicable to the postponed study.

Upon postponement of this Study, or part of this Study, PRA will calculate the compensation to be paid by Sponsor as a price [**]; the total Clinical value divided by [**]. The parties hereby agree that in no event shall such postponement fees exceed in the aggregate $[**] U.S.D.

Timing	Costs
4-6 weeks	[**]
2-4 weeks	[**]
0-2 weeks	[**]

A postponement fee will never be higher than a cancellation fee.

(f)           Data Protection [Only EU: Delete this clause if PRA does not act as data controller or processor]

Company will act as Sponsor’s authorized representative in the Netherlands for the purposes of Article 4(2) of the Data Protection Directive 95/46/EC, as amended from time to time, and as evidenced by the letter of appointment at Appendix F.

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(g)           Legal Representative [Only EU: Delete this clause if PRA does not act as legal representative]

The role of Sponsor is transferred to PRA by Sponsor, pursuant to the terms of Directive 2001/20/EC and 2001/83/EC of the European Parliament and of the Council of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member states relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use.  The conditions under which PRA accepts this designation are set forth in Appendix F, attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, the parties have hereunto signed this Task Order effective as of the day and year first written above.

Pharmaceutical Research Associates, Inc.	Idenix Pharmaceuticals, Inc.

Name	Name

Title	Title

Date	Date

List of Appendices
Appendix A:	Project Specifications
Appendix B:	Project Schedule
Appendix C:	Budget for Services and Pass-Through Budget
Appendix D:	Payment Schedule
Appendix E:	Designated Contact Persons and Key Personnel Designation

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Master Agreement for Clinical Trials Management Services
IDENIX PHARMACEUTICALS, Inc.

ATTACHMENT A -2:
FORM OF TASK ORDER Laboratory Services

Task Order Number:_____

Sponsor Project Number: _________

This Task Order is made and entered into this <day> day of <month>, 200_, by and between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, MA 02139, USA (hereinafter referred to as “Sponsor”) and Pharmaceutical Research Associates, Inc., a corporation of the Commonwealth of Virginia, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC  27612 (hereinafter referred to as “PRA”).

WHEREAS, Sponsor and PRA have entered into that certain Master Agreement for Clinical Trials Management Services dated the <day> of <month>, 200_ (hereinafter referred to as the “Master Agreement”); and

WHEREAS, pursuant to the Master Agreement, PRA has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties, as more fully provided in Section 2 of the Master Agreement, and Sponsor and PRA now desire to enter into such a Task Order.

WHEREAS, PRA and Sponsor desire that PRA provide certain Services with respect to a ___________________________________________________________, (the “Study”) for the study of the drug ___________________________ (“Study Drug”) as set out in the Protocol titled: ________________, which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.      Project Specifications.  PRA shall perform the services described in the Project Specifications, attached hereto as Appendix A, in accordance with the Project Schedule, attached hereto as Appendix B and any other documents attached to this Task Order (“Services”).

2.      Compensation.  For performance of these Services, Sponsor shall pay to PRA the amounts described in the Budget Estimate for Services and the Pass-Through Budget set forth in Appendix C, which amounts shall be payable pursuant to the Payment Schedule set forth in Appendix D.

3.      Milestone Payments. Payments shall be aligned to milestones as listed below:

-	[**] upon signing of the Task Order.

-	[**] on a monthly basis, corrected for the actual number of Services

4.      Term and Termination.  The term of this Task Order shall commence upon its execution by PRA and Sponsor and shall continue until completion of the Services described in Appendix A, provided, however, that either party may terminate this Task Order in accordance with Section 4, Term and Termination, of the Master Agreement.

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5.      Designated Contact Persons and Key Personnel.  The PRA Project Manager and Key Personnel who shall oversee the Services in accordance with the Master Agreement are identified in Appendix E, Designated Contact Persons and Key Personnel Designation.

6.      Incorporation by Reference; Conflict.  The provisions of the Master Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.   In the event of a conflict between the terms and conditions of this Task Order and those of the Master Agreement, the terms of the Master Agreement shall take precedence and control, except as specified in Section 7 below.

7.	Additional Terms.

Termination and Cancellation Fees.

In the event this Task Order is terminated by Sponsor prior to the start of the laboratory study or during the study, then the following Cancellation Fee set forth will be applied. The parties hereby agree that in no event shall such termination and cancellation fees exceed in the aggregate $[**] U.S.D.

Cancellation Fees.

Cancellation >4 weeks before laboratory services have started (first analysis (of each batch))	[**]
Cancellation >2 but <4 weeks before start laboratory SERVICES	[**]
Cancellation >0 but <2 weeks before start laboratory Services	[**]
After start of Services	[**]

In case the laboratory services are divided into separate sub-studies (for example analysis of different batches), the cancellation fee will be calculated based on the part or parts of the services that fall in the above-mentioned timeframes. In all cases, Sponsor has the right to offer replacement projects. In such case, both Parties will, in good faith, negotiate an adjusted cancellation fee, depending on size and the timing of the replacement projects.

Postponement.

In the event that Sponsor postpones the laboratory study at PRA’s facilities, before the commencement of the laboratory study, then all of the terms and fees set above will apply, provided, however, that if PRA is able to reschedule the Study at a time which is acceptable to Sponsor, it will not be required to pay for the actual costs incurred, to the extent that the deliverables or services are applicable to the postponed study.

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IN WITNESS WHEREOF, the parties have hereunto signed this Task Order effective as of the day and year first written above.

Pharmaceutical Research Associates, Inc.	Idenix Pharmaceuticals, Inc.

Name	Name

Title	Title

Date	Date

List of Appendices
Appendix A:	Project Specifications
Appendix B:	Project Schedule
Appendix C:	Budget Estimate for Services and Pass-Through Budget
Appendix D:	Payment Schedule
Appendix E:	Designated Contact Persons and Key Personnel Designation

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Master Agreement for Clinical Trials Management Services
IDENIX PHARMACEUTICALS, Inc.

EXHIBIT B

FORM OF AMENDMENT

AMENDMENT #

Agreement No          , Protocol #

THIS AMENDMENT #1 (“Amendment #1”), dated <Month> <Day>, <Year> (the “Effective Date”), by and between Pharmaceutical Research Associates, Inc., together with its affiliates, with offices at 4130 ParkLake Avenue, Suite 400, Raleigh, NC 27612 (“PRA”) and Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge, MA 02139, USA  (“Sponsor”).

WITNESSETH:

WHEREAS, under the terms of a certain Agreement for Clinical Trials Management Services (the “Agreement”), dated the ___ day of _______, 200_ by and between the parties, Sponsor agreed to retain PRA, and PRA agreed to be retained by Sponsor, to perform the Services as more particularly described in the Agreement pursuant to the terms of Task Orders to be issued from time to time; and

WHEREAS, the parties hereto have entered into certain additional agreements with respect to modification of the Agreement, and which they desire to memorialize in this Amendment #_;

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.           Project Specifications.  [Use the following if work is to be added to the existing scope of work.  If the old scope no longer applies, and a completely new Scope of work is necessary, the old specifications should be stricken and replaced by the new ones.]  The Services to be provided by PRA pursuant to the Agreement are hereby amended by inclusion of the Services described in Amendment Appendix __, “Additional Project Specifications”, which is attached hereto and incorporated herein by reference.

2.           Project Schedule.  The Project Schedule, attached to the Agreement as Appendix __, is hereby stricken and replaced by the Amended Project Schedule, attached hereto as Amendment Appendix__, “Amended Project Schedule”, which is incorporated herein by reference.

3.           Budget and Payment Schedule.  [Each revised Budget should show the following, on one chart:  Budget from the original contract, new amounts added or subtracted, and new total budget.  This should follow the format of the original contract.]   Therefore, the following changes to the Agreement are hereby made:

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a.
The Budget for Services, attached to the Agreement as Appendix _, is hereby stricken and replaced by the “Amended Budget”, attached hereto as Amendment Appendix _, which is incorporated herein by reference.

b.
The Payment Schedule, attached to the Agreement as Appendix __, is hereby stricken and replaced by the “Amended Payment Schedule”, attached hereto as Amendment Appendix __, which is incorporated herein by reference.

4.           Designated Contact Persons and Key Personnel.   [If there have been changes to the designated people or Key Personnel members, use the following]  The staff assigned to this Study have changed.  Therefore, the Designated Contact Persons and Key Personnel, attached to the Agreement in Appendix __, is hereby stricken and replaced by the “Amended Designated Contact Persons and Key Personnel” attached hereto as Amendment Appendix __, which is incorporated herein by reference.

5.           Ratification of Balance of Agreement.  In all other respects, the terms of the Agreement are hereby ratified and affirmed by each of the parties hereto.

6.           Headings.  The headings in this Amendment #1 are for convenience of reference only and will not affect its interpretation.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized representative, have executed this Amendment #1 as of the date first written above.

PHARMACEUTICAL RESEARCH		IDENIX PHARMACEUTICALS, Inc.
ASSOCIATES, INC.

By:		By:
Authorized Signature

Title:	Vice President of Operations	Title:

Date:		Date:

List of Appendices:

Amendment Appendix A: Additional Project Specifications
Amendment Appendix B: Amended Project Schedule
Amendment Appendix C: Amended Budget
Amendment Appendix D: Amended Payment Schedule
Amendment Appendix E: Amended Contact Persons and Key Personnel

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AMENDMENT APPENDIX A
Additional Project Specifications
IDENIX PHARMACEUTICALS, Inc.
Project ID

Idenix Pharmaceuticals Inc. has requested additional services not in the original contract.  The following table outlines the rationale behind the change in the project services and what activities are affected by each change.

	Requested Change	Affected Budget Items Due To Increased (Decreased) Hours
1.	•	•

In addition to the above changes in effort (hours of work) that result in changes in costs for Services, there may be some cost increases that are associated with PRA’s policy on applying inflation costs to projects extending into the next calendar year.

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Amendment Appendix b
Amended Project Schedule

IDENIX PHARMACEUTICALS, Inc.
<PROJECT ID>

Activity	Contract Target Date	New Target Date

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IDENIX PHARMACEUTICALS, Inc.

Amendment Appendix c
Amended Budget

Amended Costs for Services
IDENIX PHARMACEUTICALS, Inc.
<PROJECT ID>

ACTIVITY	Original Contract Value			Contract Amendment #X Cost			Revised Contract Value
	HOURS	COST	TOTAL COST (USD)	HOURS	COST	TOTAL COST (USD)	HOURS	COST	TOTAL COST (USD)

Grand Total Services
Discount
Net Total Services

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Amended Pass Through Expenses
IDENIX PHARMACEUTICALS, Inc.
<Project ID>

	Original Contract Value		Contract Amendment #X Cost		Revised Contract Value
EXPENSE	COST	TOTAL COST (USD)	COST	TOTAL COST (USD)	COST	TOTAL COST (USD)

Grand Total Expenses

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Amendment Appendix D
Amended Payment Schedule

IDENIX PHARMACEUTICALS, Inc.
<PROJECT ID>

Milestone	Payment Date	Original Payment Amount	Percent	Amendment #X	Revised Payment Date	Revised Payment Amount	Percent

Total

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Amendment Appendix E
Amended Contact Persons and Key Personnel

For PRA:

For Client:

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